Exhibit 99.3

VIA OVERNIGHT DELIVERY

AND E-MAIL

January 24, 2014

Mr. David Gansberg

President and Chief Executive Officer

Arch U.S. MI Holdings, Inc.,

Arch U.S. MI Services Inc.,

and

Arch Mortgage Insurance Company

3003 Oak Road

Walnut Creek, California  94597

Re:                             Application of Arch U.S. MI Holdings, Inc. (“Arch Holdings”) for Approved Insurer Status of Arch Mortgage Insurance Company (“Arch MI”)

Dear Mr. Gansberg:

This letter (i.e., the “Conditional Approval”) is in response to the initial application of Arch Holdings to Freddie Mac for Arch MI to become an “Approved Insurer,” as that term is defined in Freddie Mac’s Private Mortgage Insurer Eligibility Requirements as amended from time to time, the current version of which is attached as Exhibit A (the “PMIERs”)(1).  After Arch Holdings submitted its initial application to Freddie Mac on August 22, 2013, it supplemented that application with additional materials, information and revisions (all of which, together with the initial application, are collectively referred to below as the “Application”).

Freddie Mac is currently in the process of revising the current version of the PMIERs to address enhanced coverage certainty, financial strength, operational performance and business requirements (i.e., the “Revised Standards”), and has informed Arch Holdings of such efforts.  Arch Holdings has represented to Freddie Mac that it intends to commence writing Mortgage Guaranty Insurance as Arch MI on and after the Effective Date (as defined below) substantially in the manner set forth in the Application, and, in any event, it and Arch MI are committed to operating Arch MI in accordance and full compliance with the PMIERs as attached (including as amended by Exhibit B), and as further amended by the Revised Standards and any other modifications thereto.  Arch Holdings, Arch U.S. MI Services Inc. (“Arch Services”) and Arch MI are sometimes collectively referred to herein as Arch.  Arch acknowledges that, in providing this Conditional Approval, Freddie Mac is relying on Arch’s representations and commitment to adhere to the Revised Standards as and when they take effect.

(1)   For purposes of this Conditional Approval, Section 103 of the PMIERs is supplanted by revised Section 103, a copy of which is attached as Exhibit B.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the PMIERs.

Based on our review of the Application and other information relevant to Freddie Mac’s determination of this matter, and subject to the terms and conditions set forth below, Freddie Mac conditionally approves Arch MI as an Approved Insurer as of the later of (i) January  24, 2014, or (ii) fourteen (14) calendar days after our receipt of your written certification to Freddie Mac on behalf of Arch that all terms and conditions set forth in Section A of this Conditional Approval have been satisfied (i.e., the “Effective Date”).  As an Approved Insurer, Arch MI may write first lien Mortgage Guaranty Insurance on a flow basis on mortgages purchased or guaranteed by Freddie Mac on and after the Effective Date.  The mortgage insurer code assigned to Arch MI is 38.  Prior to the Effective Date, CMG Mortgage Insurance Company (“CMG MI”), currently an Approved Insurer with the mortgage insurer code of 38, shall write first lien Mortgage Guaranty Insurance on credit union-originated mortgages. For the avoidance of doubt, promptly after the Effective Date, Arch shall begin the regulatory process to change the name of CMG MI to Arch MI in all jurisdictions, and first lien Mortgage Guaranty Insurance on all mortgages shall be written in the name of Arch MI beginning in a jurisdiction promptly after Arch MI obtains the requisite approval to issue such insurance in such jurisdiction in the name of Arch MI.(2)

Terms and Conditions of Conditional Approval

A.                                    The following must occur in order for Arch MI to commence writing Mortgage Guaranty Insurance as an Approved Insurer:

1.              Arch MI must have a minimum statutory capital level of $200 million (defined as policyholders’ surplus, plus statutory Contingency Reserves). Arch MI also must have a Risk-To-Capital ratio of no greater than 18:1.  Further, Arch must cause its Affiliate, Arch Reinsurance Ltd. (“Arch Re”), to have a Risk-to-Assets Ratio of no greater than 18:1 in the Reinsurance trust account associated with the 50% quota share Reinsurance treaty referenced in the Application. For purposes of calculating this ratio, the Restricted Asset Balance shall be comprised only of Liquid Assets held in Reinsurance trust account. “Liquid Assets” means:

a)             Cash and cash equivalents,

b)             Residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae,

c)              Securities rated “A” or higher by either Moody’s, S&P or Fitch with a remaining maturity of five (5) years or less and

(2)    Arch acknowledges that Freddie Mac will continue to recognize CMG MI as associated with mortgage insurer code 38 in its internal systems for some period of time after the Effective Date.

d)             U.S. Treasury securities with remaining maturities not to exceed ten (10) years provided that U.S. Treasury securities with remaining maturities in excess of five (5) years shall not exceed ten percent of the total capital in the Reinsurance trust account.

2.              As of the Effective Date, Arch MI must have in place all state insurance licenses, initial personnel, technology systems and platforms (including such as are provided by Arch Services), policies, and procedures necessary to conduct the business of Mortgage Guaranty Insurance in accordance with the business plan set forth in the Application.

3.              Arch MI must enter into the three Reinsurance agreements between Arch MI and each of CUNA Mutual, PMI Insurance Co., and Arch Reinsurance Ltd, in substantially same form as the Reinsurance agreements included in the Application.

B.                                    In order to maintain its status as an Approved Insurer going forward, Arch MI must comply with the following terms and  conditions  at all times after it has commenced writing Mortgage Guaranty Insurance as an Approved Insurer:

1.              Capital Adequacy

a)             Arch MI must maintain the Risk-to-Capital ratio and total statutory capital in the amounts set forth in Section A.1 of this Conditional Approval.

b)             Arch MI must cause Arch Re to increase the amount of the Liquid Assets in the Reinsurance trust account as required in order to maintain the Risk-to-Assets Ratio referenced in Section A.1 of this Conditional Approval.

c)              For the three (3) year period commencing on the Effective Date, Arch may not make any dividends, capital withdrawals or changes to capital deployments other than as listed in the Application without Freddie Mac’s prior written approval.

d)             Arch may not purchase or otherwise invest in the debt of Affiliates.

e)              Arch MI must maintain comparable adequate risk-adjusted rates of return on all of its primary insurance programs including each risk cohort shown in its filing rates, and must provide Freddie Mac with notification of any actual pricing changes.

f)               For such period as Freddie Mac may require in its sole discretion, Arch MI must seek prior approval for any change in ownership.

2.              Diversification

a)             Arch MI must use its best efforts to ensure that in the event that further diversification of portfolio risk is required it has access to other sources of capital or Reinsurance to maintain appropriate diversification.

b)             Arch MI must monitor and have adequate diversity across customer base, geography and other risk characteristics such that concentration of any one risk factor does not cause undue harm to Arch’s financial condition.

3.              Revised Policy Forms

As of an implementation date specified by Freddie Mac, Arch MI must adopt the revised master policy and associated endorsements and other forms (collectively, the “Revised Forms”) submitted to state regulatory agencies in accordance with December 20, 2013 Freddie Mac instructions to CMG MI, which such Revised Forms shall become effective in a state as and when approved by that state’s regulatory agency.  Arch MI acknowledges that notwithstanding Freddie Mac’s December 20, 2013 approval of the Revised Forms, Arch MI must comply with any master policy and related forms changes subsequently imposed on all Approved Insurers within the same timeframe for compliance required of other Approved Insurers.

4.              Certainty of Coverage

a)             Arch MI must be clear and consistent in applying and enforcing the terms of its master policy or, as applicable, the Revised Forms to promote certainty of coverage, such that coverage will be honored absent fraud, material misrepresentation and/or a failure to satisfy the clear and objective requirements established by the master policy or, as applicable, the Revised Forms to obtain coverage.

b)             Arch MI must maintain claim documentation standards with a finite set of documents for facilitating claim perfection standards, as set forth in the master policy or, as applicable, the Revised Forms.

5.              Performance Metrics

Arch acknowledges that Arch MI  has been informed that it will be required to comply with standards to be imposed by Freddie Mac on all Approved Insurers related to, among other things, the timely payment of claims, including the Approved Insurer’s process for addressing issues related to appeals of rescissions and denials, quality control sampling rates and the proportion of loans insured pursuant to delegated underwriting master policies versus non-delegated underwriting master policies.

6.              Other Conditions

a)             Arch MI shall only provide insurance coverage on eligible first-lien mortgage products as provided by Arch MI’s Underwriting Guidelines dated July 31, 2013, as amended from time to time by Arch, which amendments shall take effect not less than thirty (30) days following notice to Freddie Mac.

b)             Arch MI may not enter into any Risk Sharing Transactions(3), without Freddie Mac’s prior written approval.

c)              Arch MI must receive approval from Freddie Mac to enter into any transaction involving the issuance of insurance on other than an individual loan “flow” basis, e.g., pool insurance, bulk primary transactions, “structured” or “negotiated” transactions.  Additionally, Arch MI will provide Freddie Mac at least forty-five (45) days to review any such transaction.

d)             Arch MI must comply with (i) all requirements of the PMIERs, (ii) this Conditional Approval, in each instance as of the Effective Date, and (iii) the Revised Standards, once they become effective.

e)              Arch MI’s conditional approval as an Approved Insurer at this time does not require Arch MI’s receipt of a financial strength rating from any rating agency.  However, Arch MI must pursue the process to obtain a rating from one of the rating agencies and obtain a rating within eighteen (18) months of the Effective Date.

(3)   For purposes of this Conditional Approval, and any definition in the PMIERs or Revised Standards to the contrary notwithstanding, “Risk Sharing Transaction” as used herein means:  A transaction, agreement, program or arrangement involving the ceding, sharing, assuming, reimbursing or rebating, in whole or in part, of risks, liabilities, premiums, payments of any kind, including payments made in accordance with the terms of any Mortgage Guaranty Insurance policy, or any other transfer of value, including without limitation, a Reinsurance agreement, with any person including an Insured, whether the ceding, sharing, assuming, reimbursing or rebating is determined prior or subsequent to the occurrence of a default and/or payment of a claim, on insured mortgages subject to the transaction, agreement, program or arrangement. For example and not by way of limitation of the foregoing definition, an arrangement between an Approved Insurer and an Insured in which the Insured agrees to reimburse some or all claim payments made by the Approved Insurer pursuant to the applicable policy in lieu of the Approved Insurer’s rescissions or denials of claims on insured mortgages, is a Risk Sharing Transaction. Cession of risk to a Qualified Reinsurer other than a captive reinsurer to comply with state regulatory requirements for “excess of” 25 percent coverage, is not deemed to be a Risk Sharing Transaction for purposes of this definition.

f)               Arch MI must incorporate and implement any changes or requirements imposed by law or regulation and adopted by Freddie Mac regarding the purchase and servicing of mortgages or the enforcement by Freddie Mac of its rights against or obligations to mortgagors in the operation and conduct of its business so as to not diminish the availability of or amount of claim payment with respect to Mortgage Guaranty Insurance on an insured loan to which such law or regulation is applicable.  By way of example and not limitation of the foregoing requirement, Arch must cooperate with Freddie Mac in implementing government programs such as the Home Affordable Modification Program, the Home Affordable Refinance Program, foreclosure moratoria, disaster relief, etc. in such a way as to assure minimal impact on Freddie Mac’s ability to recover any potential claim to Mortgage Guaranty Insurance coverage to the same extent as if such law or regulation had not been imposed on Freddie Mac.

g)              Immediately upon  Freddie Mac’s notification to Arch MI that it is the beneficiary of Mortgage Guaranty Insurance coverage for any loan or group of loans, Arch MI will thereafter notify Freddie Mac of any issues or concerns regarding such loan or group of loans within thirty (30) days of Arch MI’s discovery of any such issue or concern, whether or not identified by or communicated to Arch MI.

h)             Arch MI must seek prior approval from Freddie Mac to make Material alterations to any of the three Reinsurance agreements it has entered into as required under Section A.3, and shall provide notice of any such alteration no later than thirty (30) calendar days prior to the date on which it is proposed to take effect.

C.                                    Unless otherwise noted, no later than ten (10) business days prior to the occurrence of any of the following events, Arch shall notify Freddie Mac of its imminent occurrence, regardless of whether any such event occurs prior to or after the Effective Date:

1.              A Material change in Arch’s business plan as described in the Application, including but not limited to, any change in contributions to capital or the capital structure (including any failure to obtain initial contributions), changes in stock ownership greater than 10% of total Arch ownership, ownership by any one shareholder of 15% or more of Arch stock, revision of the underwriting policy, corporate governance structure, board positions, or management positions;

2.              A Material downward change in Mortgage Guaranty Insurance premium pricing.

3.              In the event that Arch contemplates a change of ownership involving a public issuance of stock, Freddie Mac must be provided sufficient notice and opportunity to comment prior to any such issuance, but in no event less than thirty (30) days prior to the date on which such issuance is set to occur;

4.              The filing or exchange of any pleading, correspondence, evidence or other document with the Court or between the parties in the case of Marks v. NMI Holdings Inc., RG12642872, California Superior Court, Alameda County (Oakland) and any derivative or associated litigation or settlement of any of the foregoing (collectively, the “NMI Litigation”).  Unless any such document or information constitutes a discovery request or response, or is (a) attorney/client privileged, (b)  subject to confidentiality under the attorney work product doctrine or court order, (c) relates to settlement discussions between the parties that are privileged and confidential pursuant to California Evidence Code Sections 1152 and 1154, or (d) otherwise non-substantive, Arch shall provide Freddie Mac with a copy of the same within two (2) business days of its filing or exchange.   In any event, Arch shall provide Freddie Mac with updates (i) at the end of each calendar quarter summarizing the status and progress of the NMI Litigation, or (ii) immediately, to the extent warranted by a Material development;

5.              Execution or amendment of any agreement necessary to implement the business plan described in the Application, including but not limited to, articles of incorporation, subscription agreements, private placement memoranda or any documents required to be issued pursuant thereto, shareholder agreements and Reinsurance agreements whether Reinsurance is required by law or regulation or as part of a Risk-Sharing Transaction;

Nothing contained in this Conditional Approval constitutes a waiver by Freddie Mac of its right to determine in its sole discretion the initial or continued eligibility of any entity for Approved Insurer status under the PMIERs (including as amended by, among other things, the Revised Standards), and Freddie Mac reserves all rights to discontinue or restrict such status as it deems necessary, in its sole discretion.  As stated in the PMIERs, Freddie Mac reserves the right to modify the terms of the PMIERs at any time without notice.  Freddie Mac’s receipt of and review of the Application does not constitute a waiver of any requirement of the PMIERs.  Arch must obtain a written waiver of noncompliance with any requirement of the PMIERS, as applicable, from Freddie Mac, notwithstanding that a document, agreement or other information presented to Freddie Mac by Arch as a part of the Application or otherwise contains notice or evidence of Arch’s noncompliance.

In granting this Conditional Approval, Freddie Mac has materially relied on all such information provided by Arch, including information contained within the Application.  In the event that any information, documents or other matter provided by Arch (including by means of the Application) is Materially inaccurate, or changes in a Material way as determined by Freddie Mac in its sole and absolute discretion, including without limitation the financial condition of Arch, Freddie Mac may further condition this Conditional Approval or revoke it entirely, in either instance, immediately and without notice.

Arch shall not publicize or refer to this Conditional Approval in submissions to state insurance regulatory bodies or in any public announcements without the prior written consent of Freddie Mac with respect to each such communication.  Moreover, any other external Arch communication referencing Freddie Mac must be first reviewed and approved by Freddie Mac prior to distribution.

If you have any further questions, please feel free to contact me at (571) 382-3559.

Sincerely,

/s/ Gina Healy

Gina Healy

Vice President — Special Asset Workouts & Mortgage Insurance Risk

Enterprise Risk Management

cc:                                Paige Wisdom

Bob Izzo

James Newell

Attachments:

Exhibit A:  PMIERs dated January 8, 2008

Exhibit B:  Revised PMIERs Section 103